Exhibit 10.27

                  AMENDED DIRECTORS' DEFERRED COMPENSATION PLAN
                                       OF
                               KEYSPAN CORPORATION



On December 20, 2001 the Board of Directors of KeySpan Corporation ("KeySpan" or the "Corporation") adopted this amended Directors' Deferred Compensation Plan (the "Plan") commencing January 1, 2002. The Directors' Deferred Compensation Plan was originally adopted on June 26, 1998 with an effective date of June 1, 1998, and subsequently amended on December 21, 2000. The terms of the amended Plan are set forth below.

1.       Purpose of the Plan

         The purpose of the Plan is to provide a method for Directors who are not currently employees of KeySpan to acquire a proprietary interest in the Corporation and to further align the interests of the Directors with the Corporation's shareholders. It is intended that the Plan will meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the Plan shall be interpreted accordingly.

2.       Definitions

          (a) "Annual Stock Grant" shall mean the number of stock equivalents of KeySpan common stock that may be awarded, as determined by the Board, to each Participant and deferred under this Plan.

          (b) "Beneficiary" shall mean a person or entity determined to be the Participant's beneficiary pursuant to Section 11 hereof.

          (c) "Board of Directors" or "Board" shall mean the Board of Directors of KeySpan Corporation.

          (d) "Cash Equivalent Account" shall mean the bookkeeping account set up for each Participant electing to defer amounts not converted into stock equivalents hereunder.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f) "Compensation" shall mean the cash remuneration as determined by the Board to be paid to a Participant in consideration of such Participant's service as a Director, including the annual retainer, committee chairman retainer and meeting fees, but not including amounts representing reimbursement of expenses. (g) "Corporation" or "KeySpan " shall mean KeySpan Corporation, the sponsor of this Plan or its successors or assigns.

          (h) "Director" shall mean any non-employee director or consulting director of the Corporation, or any non-employee director or consulting director of any subsidiary of the Corporation that is authorized to participate in this Plan.

          (i) "Effective Date" shall mean June 1, 1998.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Participant" shall mean a Director of the Corporation (or any authorized subsidiary of the Corporation which by action of its Board of Directors may adopt and join this Plan on behalf of its eligible directors after the Effective Date) and who is not at the time of reference an employee of the Corporation or any subsidiary of the Corporation.

          (l) "Plan" shall mean this Directors' Deferred Compensation Plan of KeySpan Corporation.

          (m) "Prior Deferred Plan" shall mean the Directors' Deferred Compensation Plan of KeySpan Energy Corporation or the Directors' Stock Unit Retainer Plan of the Long Island Lighting Company as in effect prior to May 28, 1998.

          (n) "Stock Equivalent Account" shall mean a book account maintained by KeySpan reflecting the stock equivalents of KeySpan common stock allocated to the Participant as a result of the deferral of Compensation or Annual Stock Grant and any such additional stock equivalents of KeySpan common stock as shall be credited thereto in respect of dividends paid on KeySpan common stock pursuant to Section 5(d).

3.       Participation

         Directors of the Corporation or any authorized subsidiary of the Corporation shall participate in the Plan as of the Effective Date. All future Directors shall commence participation in the Plan immediately upon becoming a Director. Employee directors shall not be eligible to participate in this Plan.

4.       Form of Elections

         Each Participant shall execute an election form for each calendar year in which the Plan is in force. Each election form shall state the percentage by which the Participant's Compensation shall be reduced and shall state whether Participant elects to purchase stock equivalents under paragraph 5(a)(i) hereof or shares under paragraph 5(a)(ii), or to defer cash pursuant to paragraph 6. The Mandatory Contribution pursuant to section 5 must be allocated to either stock equivalents under paragraph 5(a)(i) or shares under paragraph 5(a)(ii). Additional elections, above and beyond the Mandatory Contribution, may be made in 5% increments and a Participant may elect any form or combination of forms in Paragraph 5 or Paragraph 6.

                  (i) The deferral election shall be in the form required by the Corporation and shall be delivered to the Corporation no later than December 31 of the calendar year immediately preceding the calendar year for which the deferral election is made.

5. Mandatory Stock Contribution, Stock Equivalent Account, and Maintenance of Stock Equivalent Accounts

         (a) Each Participant shall invest a minimum of fifty percent (50%)(the "Mandatory Contribution") and may elect up to 100% of Compensation to purchase either stock equivalents under this Plan (which would be tax deferred) or shares under the KeySpan Investor Program (which would not be tax deferred). Additionally, a Participant may receive one hundred percent (100%) of the Annual Stock Grant, if applicable, in stock equivalents under this Plan, as determined by the Board of Directors from time to time.

                  (i) Participant stock equivalents shall be credited to the Stock Equivalent Account in the name of such Participant on the last trading date of the calendar month in which the amounts are paid. Each stock equivalent shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of the common stock of the Corporation. No actual shares of common stock or certificates thereof shall be purchased or held under the Plan.

                  (ii) If a Participant elects to receive shares, Participant will be enrolled in the KeySpan Investor Program and will be subject to all terms and conditions of that Program.

         (b) The number of stock equivalents or shares credited pursuant to
Section 5(a) shall be determined by utilizing the lowest of either (i) the average of the high and low price per share of KeySpan common stock on the first trading day of the calendar quarter or (ii) the average of the high and low price per share of KeySpan common stock on the last trading day of the calendar quarter, in which the contributions are received. Such stock equivalents are to be computed to three decimal places and credited as of the first business day of the quarter following the quarter in which such credits shall have occurred.

         (c) Each Participant account will be credited (as of the pertinent date) with an amount equivalent to the amount of any dividend payable on KeySpan shares for each stock equivalent or fraction of an equivalent in the Participant's Stock Equivalent Account as of such date ("Dividend Equivalent"). Such Dividend Equivalent will be determined by the actual dividend paid from time to time in respect of KeySpan issued and outstanding common stock.

         (d) Dividend Equivalents as described in paragraph (c) above shall be credited to the Participant's Stock Equivalent Account as of the dividend payment date in the form of as many additional stock equivalents (and any fractions of a stock equivalent computed to three decimal points) as could be purchased with such Dividend Equivalents based on the average of the high and low price per share of KeySpan common stock on such dividend payment date or, if no trading occurs on such stock on the dividend payment date, on the trading day immediately succeeding such date.

         (e) In the event that the number of outstanding shares of KeySpan common stock shall be changed by reason of stock split-ups, combinations, recapitalizations, mergers, consolidations, spin-offs or the like, the Board shall make such adjustments as it deems appropriate in the number of stock equivalent units credited to the Stock Equivalent Accounts hereunder.

6.       Cash Equivalent Account, Interest

         (a) Deferral amounts elected to be deferred into the Cash Equivalent Account shall be accrued by KeySpan to a bookkeeping account as of the date payment of such amounts would have been made by the Corporation. The establishment of such Cash Equivalent Account is solely for bookkeeping purposes and shall not represent amounts held in trust or a segregation of the assets of the Corporation or any form of funding of the deferred compensation. Each Participant shall receive periodic reports setting forth the amounts credited to his or her Cash Equivalent Account.

         (b) An amount representing interest into the Cash Equivalent Account shall be accrued monthly at a rate equal to the prime interest rate as set forth by The Chase Manhattan Bank (or any successor thereto) effective as of the first day of such calendar month. Such amount shall be credited to the Participant's Cash Equivalent Account.

7.       Prior Deferred Plans

         Each Participant who was a participant in a Prior Deferred Plan shall have an allocation made to the Participant's Stock Equivalent Account of a number of stock equivalents of KeySpan stock determined as if such Participant were a shareholder of either the Long Island Lighting Company or KeySpan Energy Corporation, as the case may be, on May 28, 1998 with respect to the number of stock equivalents credited in such Prior Deferred Plans. Any amounts of cash equivalents with respect to a Participant held in a Prior Deferred Plan shall be allocated to the Cash Equivalent Account of the Participant under this Plan as of the Effective Date.

8.       Transfer Between Cash Equivalent Account and Stock Equivalent Account

         Prior to the first day of each calendar year, a Participant, by giving written notice to the Corporation, may transfer all or any portion of the balance in his or her Cash Equivalent Account into his or her Stock Equivalent Account using the price for the Corporation's common stock determined under
Section 5(b).


9.       Form and Timing of Payment

         (a) No payments under this Plan shall be made to a Participant hereunder prior to retirement, death or termination of service as a Director.

         (b) Upon retirement, death or termination of service as a Director (the "Distribution Event") all stock equivalents in the Participant's Stock Equivalent Account will be converted to cash based on the closing price of the Corporation's common stock on the last trading day of the month in which the Distribution Event occurs. This converted amount will be transferred to the Participant's Cash Equivalent Account and will be aggregated with any existing balance in the Participant's Cash Equivalent Account (collectively, the "Distribution Account"). The Distribution Account will be paid in accordance with the Participant's form of election pursuant to subparagraph (c) below.

         (c) A Participant may request a distribution of the Distribution Account described in paragraph (b) by electing either of the following distribution options (i), (ii) or (iii) below:


     (i)  a lump  sum in cash  to the  Participant  as soon as  administratively
          feasible   after  the   Distribution   Event   that   determines   the
          Participant's right to receive payment.



     (ii) deferral of the Distribution Account for up to 5 years after the Distribution Event. During the additional deferral period, interest shall be credited on the Distribution Account, accrued monthly, at a rate equal to the prime rate as set forth by The Chase Manhattan Bank (or any successor bank) effective as of the first day of such calendar quarter and credited to the Participant's Distribution Account. At the end of the additional deferral period, the Distribution Account balance will be paid in a lump sum in cash

     (iii)the  Participant  may elect to  receive  payment  of the  Distribution
          Account in equal annual installments, the number of which shall be specified in writing by the Participant by the date stated above, but in no event shall such number exceed 10. Interest shall be credited on the unpaid Distribution Account accrued monthly at a rate equal to the prime rate as set forth by The Chase Manhattan Bank (or any successor bank) effective as of the first day of such calendar quarter and credited to the Participant's Cash Equivalent Account.


          (a) The election of the distribution form in paragraph (c) must be delivered to the Corporation no later than December 31st of the year prior to the Distribution Event.

10.      No Forfeitures

         Each Participant's benefits hereunder shall be non-forfeitable.


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11.      Beneficiary

         Each Participant shall have the right to designate in writing from time to time a Beneficiary or Beneficiaries by filing a written notice of such designation with the Corporation. In the event a Beneficiary designated by the Participant does not survive the Participant and no successor Beneficiary is selected, or in the event no valid designation has been made, such Participant's Beneficiary shall be such Participant's estate. In the event the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the Corporation shall have been furnished with such evidence as the Corporation may deem necessary to establish the validity of the payment.

12.      Funding of the Plan

         The Plan in unfunded, and the amounts credited to each Participant's Stock Equivalent Account, Cash Equivalent Account and Distribution Account and the benefits payable in respect thereof represent merely unfunded, unsecured promises of KeySpan to pay a sum of money to the Participant in the future.

13.      Alienation of Benefits Prohibited

         No transfer (other than a transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachments, charge, or encumbrance of any kind, shall vest the transferee with any interest or right and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

14.      Counterparts

         Any direction to defer amounts associated with this Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.

15.      Termination or Amendment

         The Plan may be terminated at any time by the Board of Directors. The Plan may be amended by the Board of Directors from time to time in any respect; provided, however, except to the extent any amendment is necessary to assure continued exemption under Rule 16b-3 promulgated under Section 16 of the Exchange Act and that each of the Participants remain an "outside director" within the meaning of Section 162(m) of the Code, no such amendment may reduce the amounts accrued to any Participant's Stock Equivalent Account or Cash Equivalent Account without the affected Participant's prior written consent.

         Subject to the preceding paragraph, the Board may delegate to the officers of the Corporation the right to amend the Plan for the purposes of clarifying or finalizing the Plan and such amendments shall be effective without further action of the Board.

16.      Choice of Law

         The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.